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Exhibit 23.1      Consent of Richard O. Weed


                                 WEED & CO. L.P.
     4695 MACARTHUR COURT, SUITE 1450, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

WRITER'S DIRECT NUMBER
(949) 475-9086 Ext. 6.

                                September 7, 2001

Board of Directors
VentureNet Capital Group, Inc.
27349 Jefferson Avenue
Temecula, CA 92590

Re:  Form S-8

Dear Members of the Board:

         I consent to the use of this opinion as an exhibit to the Form S-8 Registration Statement and to the reference to me in any prospectus which is incorporated by reference into and made a part of the Registration Statement.



                                                     Very truly yours,


                                                     /s/ Richard O. Weed
                                                     -------------------
                                                     Richard O. Weed